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                                                                   Exhibit 3.7
SS1-S
                           CERTIFICATE OF INCORPORATION OF

                               B & G ACQUISITION CORP.
                               -----------------------

         FIRST.  The name of the corporation is B & G Acquisition Corp.

         SECOND. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         THIRD. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         FOURTH. The total number of shares of all classes of stock which the corporation shall have authority to issue is 15,000 shares which shall be divided into two classes as follows: 5,000 shares of Preferred Stock without par value (Preferred Stock) and 10,000 shares of Common Stock without par value. The designations, voting powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of the above classes of stock and other general provisions relating thereto shall be as follows:




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                                        PART 1


                                   Preferred Stock

         1. Shares of Preferred Stock may be issued in one or more series at such time or times as the Board of Directors may determine. All shares of any one series shall be of equal rank and identical in all respects except the dates from which dividends accrue or accumulate with respect thereto may vary.

         2. The Board of Directors is expressly authorized at any time, and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series, with such voting powers, full or limited, or without voting powers and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors, and as are not stated and expressed in this Certificate of Incorporation, or any amendment thereof, including (but without limiting the generality of the foregoing) the following:

              (a) The distinctive designation and number of shares comprising such series, which number may (except where otherwise provided by the Board' of Directors in creating such series) be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the Board of Directors.


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              (b)  The dividend rate or rates on the shares of such series and the relation which such dividends shall bear to the dividends payable on any other class or classes or of any other series of capital stock, the terms and conditions upon which and the periods in respect of which dividends shall be payable, whether and upon what conditions such dividends shall, be cumulative and, if cumulative, the date or dates from which dividends shall accumulate.

              (c) Whether the shares of such series shall be redeemable, the limitations and restrictions with respect to such redemption, the time or times when, the price or prices at which and the manner in which such shares shall be redeemable, including the manner of selecting shares of such series for redemption if less than all shares are to be redeemed.

              (d) The rights to which the holders of shares of such series shall be entitled, and the preferences, if any, over any other series (or of any other series over such series), upon the voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the corporation, which rights may vary depending on whether such liquidation, dissolution, distribution or winding up is voluntary or involuntary, and, if voluntary, may vary at different dates.

              (e) Whether the-shares of such series shall be subject to the operation of a purchase, retirement or sinking fund, and, if so, whether and upon what conditions such purchase, retirement or sinking fund shall be cumulative or noncumulative, the extent to which and the manner in which such fund shall be applied to the purchase or redemption of the






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shares of such series for retirement or to other corporate purposes and the terms and provisions relative to the operation thereof.

              (f) Whether the shares of such series shall be convertible into, or exchangeable for, at the option of either the holder or the corporation or upon the happening of a specified event, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the corporation, and, if so convertible or exchangeable, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of such conversion or exchange.

              (g) The voting powers, full, limited, if any, of the shares of such series, and whether and under what conditions the shares of such series (alone or together with the shares of one or more other series having similar provisions) shall be entitled to vote separately as a single class, for the election of one or more additional directors of the corporation in case of dividend arrearages or other specified events, or upon other matters.

              (h) Whether the issuance of any additional shares of such.series, or of any shares of any other series, shall be subject to restrictions as to issuance, or as to the powers, preferences or rights of any such other series.

              (i) Any other preferences, privileges and powers, and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of such



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series, as the Board of Directors may deem advisable and as shall not be inconsistent with the provision, of this Certificate of Incorporation.

         3. No dividends shall be paid or declared or set apart on any particular series of Preferred Stock in respect of any period unless accumulated dividends shall be or shall have been paid, or declared and set apart for payment, PRO RATA on all shares of Preferred Stock at the time outstanding of each other series which ranks equally as to dividends with such particular series, so that the amount of dividends declared on such particular series shall bear the same ratio to the amount declared on each such other series as the dividend rate of such particular series shall bear to the dividend rate of such other series.

         4. Unless and except to the extent otherwise required by law or provided in the resolution or resolutions of the Board of Directors creating any series of Preferred Stock pursuant to this Part 1, holders of the Preferred Stock shall have no voting power with respect to any matter whatsoever.

         5. Shares of Preferred Stock redeemed, converted, exchanged, purchased, retired or surrendered to the corporation, or which have been issued and reacquired in any manner, shall, upon compliance with any applicable provisions of the General Corporation Law of the State of Delaware, have the status of authorized and unissued shares of Preferred Stock and may be reissued by the Board of Directors as part of the series of which they were originally a part or may be reclassified


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into and reissued as part of a new series or as a part of any other series, all subject to the protective conditions or restrictions of any outstanding series of Preferred Stock.

                                       PART II

                                     Common Stock

         1. Except as provided by law or this Certificate of Incorporation, each holder of Common Stock shall have one vote in respect of each share of stock held by him of record on the books of the corporation on all matters voted upon by the stockholder.

         2. Subject to the preferential dividend rights, if any, applicable to shares of Preferred Stock and subject to applicable requirements, if any, with respect to the setting aside of sums for purchase, retirement or sinking funds for Preferred Stock, the holders of Common Stock shall be entitled to receive, to the extent permitted by law, such dividends as may be declared from time to time by the Board of Directors.

         3. In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of Preferred Stock, holders of Common Stock shall be entitled to receive all of the remaining assets of the corporation of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them respectively. The Board of Directors may distribute in kind to the holders of Common Stock such


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remaining assets of the corporation or may sell, transfer or otherwise dispose of all or any part of such remaining assets to any other corporation, trust or other entity and receive payment therefor in cash, stock or obligations of such other corporation, trust or entity, or any combination thereof, and may sell all or any part of the consideration so received and distribute the proceeds of such sale, together with any balance thereof in kind to holders of Common Stock. The merger or consolidation of the corporation into or with any other corporation, or the merger of any other corporation into it, or any purchase or redemption of shares of stock of the corporation of any class, shall not be deemed to be a dissolution, liquidation or winding up of the corporation for the purposes of this paragraph.

         4. Such numbers of shares of Common Stock as may from time to time be required for such purpose shall be reserved for issuance (i) upon conversion of any shares of Preferred Stock or any obligation of the corporation convertible into shares of Common Stock which is at the time outstanding or issuable upon exercise of any options or warrants at the time outstanding and
(ii) upon exercise of any options or warrants at the time outstanding to purchase shares of Common Stock.







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                                       PART III

                                  General Provisions

         1. At any meeting of stockholders, the presence in person or by proxy of the holders of record of outstanding shares of stock of the corporation entitled to vote a majority of the votes entitled to be voted at such meeting shall constitute a quorum for all purposes, except as otherwise provided by this Certificate of Incorporation or required by applicable law.

         2. Subject to the protective conditions or restrictions of any outstanding series of Preferred stock, any amendment to this Certificate of Incorporation which shall increase or decrease the authorized capital stock or any class or classes may be adopted by the affirmative vote of the holders of a majority of the outstanding shares of the voting stock of the corporation.

         3. No holder of stock of any class of the corporation shall be entitled as a matter of right to purchase or subscribe for any part of any unissued stock of any class, or of any additional stock of any class of capital stock of the corporation, or of any bonds, certificates of indebtedness, debentures, or other securities convertible into stock of the corporation, now or hereafter authorized, but any such stock or other securities convertible into stock may be issued and disposed of pursuant to resolution by the Board of Directors to such persons, firms, corporations or associations and upon such terms and for such consideration as the Board of Directors in



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the exercise of its discretion may determine and as may be permitted by law without action by the stockholders. The Board of Directors may provide for payment therefor to be received by the corporation in cash, personal property, real property (or leases thereof) or services. Any and all shares of stock so issued for which consideration so fixed has been paid or delivered, shall be deemed full paid and not liable to any further call or assessment.

         4. In all elections for directors every holder of stock of any class of the corporation entitled to vote shall have the right to vote, to the extent.of the voting power of the class of stock held, whether full or limited, for the number of shares owned by him, for as many persons as there are directors to be elected, or to cumulate said shares, and give one candidate as many votes as the number of directors to be elected multiplied by the number of his shares and further multiplied by the extent of the voting power per share of the shares held shall be equal, or.to distribute them on the same principle among as many candidates as he shall think, fit.

    FIFTH.    (a)  The name and mailing address of the incorporator is:

                   Steven H. Shapiro
                   19 South LaSalle Street
                   Chicago, Illinois  60603

              (b) The name and mailing address of the person, who is to serve as a director until. the first annual meeting of the stockholders or until a successor is elected and qualified, is:


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                   Denis A. Mola
                   540 Frontage Rd.
                   Northbrook, Illinois  60062

         SIXTH.  The corporation is to have perpetual existence.

         SEVENTH. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the by-laws of the corporation.

         EIGHTH. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

         NINTH. The corporation shall indemnify to the full extent authorized or permitted by the General Corporation Law of the State of Delaware any person made, or threatened to be made, a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the corporation or serves or served at the request of the corporation as a director or officer of any other enterprise. The corporation may, but shall not be required to, indemnify to the full extent authorized or permitted by the General Corporation Law of the State of Delaware any person made, or threatened to be made, a party to any action, suit or proceeding, by reason of the fact that he is or was an employee or agent of the corporation or serves or served at the request of the corporation as an employee or agent of any other enterprise.


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         TENTH.  The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders and directors are granted subject to this reservation.

         I, THE UNDERSIGNED, being the incorporator herein-before named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 24th day of September, 1984.


                                  /s/
                                  -------------------------------












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                               B & G ACQUISITION CORP.

                               CERTIFICATE OF AMENDMENT

                                          TO

                             CERTIFICATE OF INCORPORATION

         B & G Acquisition Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

         FIRST: That the board of directors of the corporation duly adopted by unanimous written consent a resolution proposing the following amendment to the Certificate of Incorporation of the corporation:

              RESOLVED, that the Certificate of Incorporation of B & G Acquisition Corp. be amended by changing Article First thereof to read as follows:

              "FIRST. The name of the corporation is Bloch &
         Guggenheimer, Inc."

         SECOND: That, in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of section 228 of the General Corporation Law of the State of Delaware.

         THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of sections
242 and 228 of the General Corporation Law of the State of Delaware on January 10, 1985.



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         IN WITNESS WHEREOF, B & G Acquisition Corp. has caused this certificate to be signed by Denis A. Mola, its President, and attested by Frederick A. Bragiel, its Assistant Secretary, this 10 day of January, 1985.


                                  /s/
                                  -------------------------------
                                            President


Attest:


/s/
---------------------------
   Asst. Secretary










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